                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     Cornerstone Realty Income Trust, Inc.
       -----------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

               Virginia                                  54-1589139
----------------------------------------    -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


306 East Main Street
Richmond, Virginia                                       23219
(Address of Principal                                  (Zip Code)
Executive Offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [X]

Securities Act registration statement file number to which this form relates:
                                                         N/A
                                                   -----------------
                                                    (If Applicable)


Securities to be registered pursuant to Section 12(g) of the Act:


                     Series A Convertible Preferred Shares
                    ---------------------------------------
                               (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "COMPARISON OF RIGHTS AS A HOLDER OF CONVERTIBLE PREFERRED SHARES TO RIGHTS AS A HOLDER OF COMMON SHARES" and "DESCRIPTION OF CAPITAL STOCK" in the Prospectus incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed by Cornerstone with the Securities and Exchange Commission on March 12, 2001 (File No. 333-56024).

Item 2. Exhibits.

3.1 Amended and Restated Articles of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 included in the registrant's Report on Form 8-K dated May 12, 1998; File No. 1-12875)

3.2 Bylaws of Registrant (amended through May 25, 2000) (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 (File No. 333-56024)


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              Cornerstone Realty Income Trust, Inc.


                              By: /s/ Glade M. Knight
                                  --------------------------------
                                   Glade M. Knight, President

July 26, 2001